EuroPacific Growth Fund
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74A through 74N, 74T, 74U1 and 74U2, 74V1 and 74V2, and 75B, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Total	$0

Item 73A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0
Class B	$0
Class C	$0
Class F	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,162,250
Class B	36,186
Class C	80,832
Class F	191,238
Total	1,470,506
Class 529-A	13,929
Class 529-B	2,035
Class 529-C	5,808
Class 529-E	820
Class 529-F	905
Class R-1	3,387
Class R-2	24,910
Class R-3	142,590
Class R-4	205,030
Class R-5	345,350
Total	744,764

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$54.67
Class B	$53.78
Class C	$53.25
Class F	$54.45
Class 529-A	$54.36
Class 529-B	$53.31
Class 529-C	$53.24
Class 529-E	$53.92
Class 529-F	$54.41
Class R-1	$53.07
Class R-2	$53.23
Class R-3	$53.76
Class R-4	$53.97
Class R-5	$54.77

Item 74A through 74N and 74T
Condensed balance sheet data:

As of the end of current reporting period (000's omitted except for per share amounts)
A) Cash	$21,620
B) Repurchase agreements	-
C) Short-term debt securities other than repurchase agreements	$8,422,435
D) Long-term debt securities including convertible debt	$340,828
E) Preferred, convertible preferred, and adjustable rate preferred stock	-
F) Common stock	$112,001,180
G) Options on equities	-
H) Options on all futures	-
I) Other investments	-
J) Receivables from portfolio instruments sold	$420,897
K) Receivables from affiliated persons	-
L) Other receivables	$685,725
M) All other assets	-
N) Total assets	$121,892,685

T) Net Assets of common shareholders	$120,626,395

Item 75B
Average net assets during the current reporting period ($000’s omitted)

B) Monthly average (for all other funds)	$112,464,422